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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported): September 22, 1995



                      AMERICAN HEALTH PROPERTIES, INC.
           (Exact name of registrant as specified in its charter)



          DELAWARE                     1-9381                 95-4084878
(State or other jurisdiction        (Commission             (IRS Employer
      of incorporation)             File Number)         Identification No.)



6400 SOUTH FIDDLER'S GREEN CIRCLE, SUITE 1800
            ENGLEWOOD, COLORADO                              80111
  (Address of principal executive offices)                (Zip Code)



     Registrant's telephone number, including area code:  (303) 796-9793





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Item 5.  Other Events.

Psychiatric Group Developments

        The Company has recently received information from the operators of its two psychiatric hospitals in Florida regarding wide-ranging objections by several large insurance companies and other payors with respect to claims presented for services rendered. There have also been a series of negative stories in the national media and the local press in Florida on psychiatric care provided in Florida, including criticism of admissions policies and practice patterns at psychiatric hospitals in the State generally, and at these two facilities. There have been legislative hearings in Florida on these issues, and the Company believes that regulatory investigations are being conducted. At this time both of these facilities remain current on their rent and interest obligations to the Company, and the Company is continuing to monitor this situation closely.



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 22, 1995               AMERICAN HEALTH PROPERTIES, INC.
                                        (Registrant)



                                        By: /s/ Michael J. McGee
                                            Michael J. McGee
                                            Treasurer





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